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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported):   February 6, 1996


                           HERSHEY FOODS CORPORATION
             (Exact name of registrant as specified in its charter)


     Delaware                        I-183             23-0691590
(State or other jurisdiction       (Commission     (I.R.S. Employer
  of incorporation)                 File Number)    Identification No.)


     100 Crystal A Drive, Hershey, Pennsylvania              17033
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (717) 534-6799














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                      INFORMATION TO BE INCLUDED IN REPORT


Item 5.                          Other Events

   On February 6, 1996, Hershey Foods Corporation (the "Corporation") announced that its Board of Directors approved a share repurchase program to repurchase up to $200 million of the Corporation's Common Stock. It is expected that the acquisition of the shares will occur through open market purchases and/or through privately negotiated transactions. The shares acquired pursuant to the repurchase program will be held as Treasury shares. A copy of the press release dated February 6, 1996 announcing the repurchase program is incorporated herein by reference and a copy is filed herewith as Exhibit 99.



                                   SIGNATURE


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  February 9, 1996


                                       HERSHEY FOODS CORPORATION



                                       By  /s/ William F. Christ
                                          William F. Christ
                                          Senior Vice President and
                                          Chief Financial Officer













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                               Exhibit Index

Exhibit No.                     Description



99                   Press Release dated February 6, 1996









































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